Exhibit 99.2
Alimera Sciences, Inc. Selected Data from the FAME Study Webcast February 3, 2011 1

ILUVIEN Demographics 2

Patient Disposition Patient Disposition AE, adverse event; FAc, fluocinolone acetonide. 3

Study, Laser, and Off-Protocol Treatments Off-Protocol Treatments Off-Protocol Treatments 4

ILUVIEN Efficacy 5

FAME Study Variable Primary Variable: Difference between treatment and control groups in percentage of patients with improved BCVA from baseline of 15 or more letters on the ETDRS eye chart 6 BCVA, best-corrected visual acuity; ETDRS, Early Treatment Diabetic Retinopathy Study; FAME, Fluocinolone Acetonide in Diabetic Macular Edema.

^15 Letter Increase in BCVA Full Analysis Set - Trial A Full Analysis Set - Trial A Full Analysis Set - Trial A 7

^15 Letter Increase in BCVA Full Analysis Set - Trial A Full Analysis Set - Trial A Full Analysis Set - Trial A 8

^15 Letter Increase in BCVA Full Analysis Set - Trial B Full Analysis Set - Trial B Full Analysis Set - Trial B 9

^15 Letter Increase in BCVA Full Analysis Set - Trial B Full Analysis Set - Trial B Full Analysis Set - Trial B 10

^15 Letter Increase in BCVA Full Analysis Set - Trials A & B Combined Full Analysis Set - Trials A & B Combined Full Analysis Set - Trials A & B Combined 11

^15 Letter Increase in BCVA Full Analysis Set - Trials A & B Combined Full Analysis Set - Trials A & B Combined Full Analysis Set - Trials A & B Combined 12

^15 Letter Increase in BCVA Observed Cases - Trials A & B Combined Observed Cases - Trials A & B Combined Observed Cases - Trials A & B Combined 13

^15 Letter Increase in BCVA Observed Cases - Trials A & B Combined Observed Cases - Trials A & B Combined Observed Cases - Trials A & B Combined 14

^15 Letter Increase in BCVA Full Analysis Set - Trials A & B Combined ILUVIEN By Lens Status at Baseline ILUVIEN By Lens Status at Baseline ILUVIEN By Lens Status at Baseline ILUVIEN By Lens Status at Baseline 15

^15 Letter Increase in BCVA Full Analysis Set - Trials A & B Combined ILUVIEN By Lens Status at Baseline ILUVIEN By Lens Status at Baseline ILUVIEN By Lens Status at Baseline ILUVIEN By Lens Status at Baseline 16

ILUVIEN Safety 17

Cataract Side Effects Phakic Patients at Baseline Only Phakic Patients at Baseline Only Phakic Patients at Baseline Only 18

IOP Related Side Effects IOP Related Side Effects 19

Additional Data and Analysis Additional data and analysis of the FAME Study will be presented by Peter Campochiaro, M.D., on February 12, 2011, at 1:40 p.m. at the Angiogenesis, Exudation and Degeneration 2011 Meeting in the Mandarin Oriental Hotel, Miami, FL. 20

Alimera Sciences, Inc. Selected Data from the FAME Study Webcast February 3, 2011 21